Exhibit 4.4

FORM

OF

REGISTRATION RIGHTS AGREEMENT

by and between

Mammoth Energy Services, Inc.

and

Rhino Exploration LLC

Dated as of

                    , 2016

i

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of                     , 2016, by and between Mammoth Energy Services, Inc., a Delaware corporation (the “Company”), and Rhino Exploration LLC, a Delaware limited liability company (the “Stockholder”).

WHEREAS, the Company was formed in June 2016 in contemplation of an initial public offering of common stock of the Company (“Common Stock Offering”).

WHEREAS, the Stockholder will be issued [        ] shares (the “Shares”) of Common Stock (as defined below), all of which will be validly issued, fully paid and non-assessable pursuant to the Contribution Agreement (as defined below).

WHEREAS, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations relating to registration of the Registrable Securities (as defined below).

NOW, THEREFORE, for good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, now agree as follows:

STATEMENT OF AGREEMENT

Section 1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Affiliate” means, with respect to any Person, a Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with the specified Person.

“Board” means the Board of Directors of the Company.

“Commission” means the United States Securities and Exchange Commission or any other United States federal agency at the time administering the Securities Act.

“Common Stock” means the Company’s common stock, par value $0.01 per share, or any other shares of capital stock or other securities of the Company into which such shares of Common Stock shall be reclassified or changed, including by reason of a merger, consolidation, reorganization or recapitalization. If the Common Stock has been so reclassified or changed, or if the Company pays a dividend or makes a distribution on the Common Stock in shares of capital stock, or subdivides (or combines) its outstanding shares of Common Stock into a greater (or smaller) number of shares of Common Stock, a share of Common Stock shall be deemed to be such number of shares of stock and amount of other securities to which a holder of a share of Common Stock outstanding immediately prior to such change, reclassification, exchange, dividend, distribution, subdivision or combination would be entitled.

“Common Stock Offering” has the meaning set forth in the recitals of this Agreement.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Contribution Agreement” means that certain Contribution Agreement by and among the Company, Gulfport, Mammoth Holdings and the Stockholder dated as of [                    ], 2016.

“Controlling,” “Controlled by” and “under common Control with” refer to the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, any equity interest, or a membership interest in a non-stock corporation; by contract; by power granted in bylaws or similar governing documents; or otherwise. Without limiting the foregoing, any ownership interest greater than fifty percent (50%) for purposes hereof constitutes “Control.”

“Delay Period” has the meaning set forth in Section 3(a) of this Agreement.

“Director” means a member of the Board.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Governing Documents” means with respect to the Company, its Amended and Restated Certificate of Incorporation and its Bylaws, in each case as amended, amended and restated, modified, supplemented, extended, renewed, restated or replaced from time to time.

“Gulfport” means Gulfport Energy Corporation, a Delaware corporation.

“Holder(s)” means a Person who owns Registrable Securities and is either the Stockholder or a Permitted Transferee of the Stockholder that has agreed to be bound by the terms of this Agreement as if such Person were the Stockholder.

“Holder Indemnified Parties” has the meaning set forth in Section 5(a) of this Agreement.

“Investor Rights Agreement” means that certain Investor Rights Agreement, dated as of the date hereof, by and among the Company, Mammoth Holdings and Gulfport.

“Interruption Period” has the meaning set forth in the last paragraph in Section 3(b) of this Agreement.

“Law” means any law (statutory, common or otherwise), constitution, ordinance, rule, regulation, executive order or other similar authority enacted, adopted, promulgated or applied by any legislature, agency, bureau, branch, department, division, commission, court, tribunal or other similar recognized organization or body of any federal, state, county, municipal, local or foreign government or other similar recognized organization or body exercising similar powers or authority.

“Losses” has the meaning set forth in Section 5(a) of this Agreement.

“Mammoth Holdings” means Mammoth Energy Holdings LLC, a Delaware limited liability company.

“Mammoth Holdings Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and between the Company and Mammoth Holdings.

“Managing Underwriter(s)” means, with respect to any Underwritten Offering, the book-running lead manager(s) of such Underwritten Offering.

“Marketplace Rules” means the rules and regulations of the national securities exchange on which any class of Common Stock are listed or admitted to trading.

“Misstatement/Omission” has the meaning set forth in Section 5(a) of this Agreement.

“Other Securities” has the meaning set forth in the definition of “Registrable Securities.”

“Permitted Transferee” means any Person to whom the rights under this Agreement have been assigned in accordance with the provisions of Section 8(d) of this Agreement.

“Person” means any natural person, corporation, partnership, firm, association, trust, government, governmental agency, limited liability company or any other entity, whether acting in an individual, fiduciary or other capacity.

“Piggyback Registration” has the meaning set forth in Section 2(a) of this Agreement.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Securities” means (i) the Shares, (ii) any other shares of Common Stock that may be acquired by a Holder prior to or after the closing of the Common Stock Offering and (iii) any shares of Common Stock issuable pursuant to any rights to acquire Common Stock held by a Holder prior to or after the closing of the Common Stock Offering. If as a result of any reclassification, stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or other transaction or event, any capital stock, evidence of indebtedness, warrants, options, rights or other securities (collectively “Other Securities”) are issued or transferred to a Holder in respect of Registrable Securities held by the Holder, references herein to Registrable Securities shall be deemed to include such Other Securities. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when (i) they have been distributed to the public pursuant to an offering registered under the Securities Act, or may legally be distributed to the public in one transaction pursuant to Rule 144 under the Securities Act, (ii) they have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (iii) they have been sold to any Person to whom the rights under this Agreement are not assigned in accordance with this Agreement.

“Registration Statement” means any registration statement under the Securities Act of the Company that covers any of the Registrable Securities, including the related Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits, and all materials incorporated by reference or deemed to be incorporated by reference in such registration statement or Prospectus.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Shares” has the meaning set forth in the recitals of this Agreement.

“Stockholder” has the meaning set forth in the introductory paragraph of this Agreement.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Common Stock is sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

Section 2. Piggyback Registrations.

(a) Right to Piggyback Registrations. Whenever the Company or another party having registration rights proposes that the Company register any of the Company’s equity securities under the Securities Act (other than a registration on Form S-4 relating solely to a transaction described in Rule 145 of the Securities Act or a registration on Form S-8 or any successor forms thereto), whether or not for sale for the Company’s own account, the Company will give prompt written notice of such proposed filing to all Holders at least 15 days before the anticipated filing date. Such notice shall offer such Holders the opportunity to register such amount of Registrable Securities as they shall request (a “Piggyback Registration”). Subject to Section 2(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 days after such notice has been given by the Company to the Holders. If the Registration Statement relating to the Piggyback Registration is for an Underwritten Offering, such Registrable Securities shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. Each Holder shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time prior to the effective date of the Registration Statement in respect of such Piggyback Registration.

(b) Priority on Piggyback Registrations. If a Piggyback Registration is an Underwritten Offering and the Managing Underwriters advise the party or parties initiating such offering in writing (a copy of which writing shall be provided to the Holders) that in their good faith judgment the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the marketability of the offering, then any such registration shall include the maximum number of shares that such Managing Underwriters advise can be sold in such offering allocated as follows: (x) if the Company has initiated such offering, (i) first, the securities the Company proposes to sell, and (ii) second, to the extent that any other securities may be included without exceeding the limitations recommended by the underwriters as aforesaid, (A) the Registrable Securities to be included in such registration by the Holders and the holders of Registrable Securities (as defined in the Mammoth Holdings Registration Rights Agreement and in the Investor Rights Agreement), with all such additional securities to be included on a pro rata basis (or in such other proportion mutually agreed among the Holders and such other holders), based on the amount of Registrable Securities and other securities requested to be included therein, and then, if additional securities may be included (B) to such additional securities on a pro rata basis (or in such other basis mutually agreed among them), (y) if a holder of Registrable Securities (as defined in the Mammoth Holdings Registration Rights Agreement or the Investor Rights Agreement, as applicable) has initiated such offering, (i) first, the securities the initiating holder(s) propose to sell together with the securities the Holders of Registrable Securities hereunder and the holder of Registrable Securities as defined in the Mammoth Holdings Registration Rights Agreement or the Investor Rights Agreement, as applicable, propose to sell on a pro rata basis (or in such other basis mutually agreed upon among such holders and the Holders), based on the amount of securities requested to be included therein and (ii) second, to the extent that any other securities may be included without exceeding the limitations recommended by the underwriters as aforesaid, all such other securities on a pro rata basis (or in such other proportion mutually agreed upon among the Company, if applicable, and such other holders) based on the amount of securities requested to be included therein, and (z) if a party other than the Company or a holder under the Mammoth Holdings Registration Rights Agreement or the Investor Rights Agreement initiated such offering, (i) first, the securities such other party proposes to sell, and (ii) second, to the extent that any other securities may be included without exceeding the limitations recommended by the underwriters as aforesaid, securities proposed to be sold by the Company, and the Registrable Securities to be included in such registration by the Holders, the holders of Registrable Securities as defined in the Mammoth Holdings Registration Rights Agreement and the holder of Registrable Securities as defined in the Investor Rights Agreement, with such additional securities to be included on a pro rata basis (or in such other basis mutually agreed among the Company, the Holders and such other holders), based on the amount of Registrable Securities and other securities requested to be included therein.

Section 3. Obligations of the Company.

(a) Delay Period. Notwithstanding the foregoing, the Company shall have the right to delay the filing of any Registration Statement otherwise required to be prepared and filed by the Company pursuant to Section 2, or to suspend the use of any Registration Statement, for a period not in excess of 60 consecutive calendar days (a “Delay Period”) if (i) the Board by written resolution determines that filing or maintaining the effectiveness of such Registration Statement would have a material adverse effect on the Company or the holders of its capital stock in relation to any material acquisition or disposition, financing or other partnership transaction or (ii) the Board by written resolution determines in good faith that the filing of a Registration Statement or maintaining the effectiveness of a current Registration Statement would require disclosure of material information that the Company has a valid business purpose for retaining as confidential at such time. The Company shall not be entitled to exercise a Delay Period more than one time in any 12-month period.

(b) Registration Procedures. Whenever the Company is required to register Registrable Securities pursuant to Section 2 hereof, the Company will use its reasonable best efforts to effect the registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

(1) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities as prescribed by Section 2 on a form available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof and use its reasonable best efforts to cause each such Registration Statement to become and remain effective within the time periods and otherwise as provided herein;

(2) prepare and file with the Commission such amendments (including post-effective amendments) to the Registration Statement and such supplements to the Prospectus as may be necessary to keep such Registration Statement effective within the time periods and otherwise as provided herein and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement, except as otherwise expressly provided herein;

(3) furnish to each selling Holder and to each underwriter, if any, such number of copies of such Registration Statement, each amendment and post-effective amendment thereto, the Prospectus included in such Registration Statement (including each preliminary prospectus and any supplement to such Prospectus and any other prospectus filed under Rule 424 of the Securities Act), in each case including all exhibits, and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder or to be disposed of by such underwriter (the Company hereby consenting to the use in accordance with all applicable Law of each such Registration Statement (or amendment or post-effective amendment thereto) and each such Prospectus (or preliminary prospectus or supplement thereto) by each such Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Registration Statement or Prospectus);

(4) use its reasonable best efforts to register or qualify and, if applicable, to cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, the Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any selling Holder or Managing Underwriters (if any) shall reasonably request, to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective as provided herein and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the securities covered by the applicable Registration Statement; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or (ii) consent to general service of process or taxation in any such jurisdiction where it is not so subject;

(5) cause all such Registrable Securities to be listed or quoted (as the case may be) on each national securities exchange or other securities market on which securities of the same class as the Registrable Securities are then listed or quoted;

(6) provide a transfer agent and registrar for all such Registrable Securities and a CUSIP number for all such Registrable Securities not later than the effective date of such Registration Statement;

(7) comply with all applicable rules and regulations of the Commission, and make available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (or in each case within such extended period of time as may be permitted by the Commission for filing the applicable report with the Commission) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an Underwritten Offering or (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement;

(8) use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or suspending the qualification (or exemption from qualification) of any of the Registrable Securities included therein for sale in any jurisdiction, and, in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order at the earliest possible moment;

(9) obtain “cold comfort” letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any, and the selling Holders) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, if any, and each selling Holder, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with Underwritten Offerings and such other matters as the underwriters, if any, or the Holders of a majority of the Registrable Securities being included in the registration may reasonably request;

(10) obtain opinions of independent counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any, and the Holders of a majority of the Registrable Securities being included in the registration), addressed to each selling Holder and each of the underwriters, if any, covering the matters customarily covered in opinions of issuer’s counsel requested in Underwritten Offerings, such as the effectiveness of the Registration Statement and such other matters as may be requested by such counsel and underwriters, if any;

(11) promptly notify the selling Holders and the Managing Underwriters, if any, and confirm such notice in writing, when a Prospectus or any supplement or post-effective amendment to such Prospectus has been filed, and, with respect to a Registration Statement or any post-effective amendment thereto, when the same has become effective, (i) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings by any Person for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale under the securities or blue sky laws of any jurisdiction, or the contemplation, initiation or threatening, of any proceeding for such purpose, and (iv) of the happening of any event or the existence of any facts that make any statement made in such Registration Statement or Prospectus untrue in any material respect or that require the making of any changes in such Registration Statement or Prospectus so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of any Prospectus), not misleading (which notice shall be accompanied by an instruction to the selling Holders and the Managing Underwriters, if any, to suspend the use of the Prospectus until the requisite changes have been made);

(12) if requested by the Managing Underwriters, if any, or a Holder of Registrable Securities being sold, promptly incorporate in a prospectus, supplement or post-effective amendment such information as the Managing Underwriters, if any, and the Holders of a majority of the Registrable Securities being sold reasonably request to be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of shares of Registrable Securities being sold to underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering, and make all required filings of such prospectus, supplement or post-effective amendment promptly following notification of the matters to be incorporated in such supplement or post-effective amendment;

(13) if requested, furnish to each selling Holder and the Managing Underwriter, without charge, at least one signed copy of the Registration Statement;

(14) as promptly as practicable upon the occurrence of any event contemplated by Section 3(b)(11)(iv) above, prepare a supplement or post-effective amendment to the Registration Statement or the Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold hereunder, the Prospectus will not contain an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(15) if such offering is an Underwritten Offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other appropriate and reasonable actions requested by the Holders owning a majority of the Registrable Securities being sold in connection therewith or by the Managing Underwriters (including cooperating in reasonable marketing efforts, participation by senior executives of the Company in any “roadshow” or similar meeting with potential investors) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, provide indemnification provisions and procedures substantially to the effect set forth in Section 5 hereof with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

Each Holder agrees by acquisition of such Registrable Securities that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 3(b)(11), such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Registration Statement contemplated by Section 3(b)(14), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”), and, if so directed by the Company, such Holder will deliver to the Company all copies of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 4. Registration Expenses.

(a) Expenses Payable by the Company. The Company shall bear all expenses incurred with respect to the registration or attempted registration of the Registrable Securities pursuant to Section 2 of this Agreement as provided herein. Such expenses shall include, without limitation, (i) all registration, qualification and filing fees (including, without limitation, (A) fees with respect to compliance with the rules and regulation of the Commission, (B) fees with respect to filings required to be made with the national securities exchange or national market system on which the Common Stock is then traded or quoted and (C) fees and expenses of compliance with state securities or blue sky laws (including, without limitation, fees and disbursements of counsel for the Company or the underwriters, or both, in connection with blue sky qualifications of Registrable Securities)), (ii) messenger and delivery expenses, word processing, duplicating and printing expenses (including without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company, printing preliminary prospectuses, prospectuses, prospectus supplements, including those delivered to or for the account of the Holders and provided in this Agreement, and blue sky memoranda), (iii) fees and disbursements of counsel for the Company, (iv) fees and disbursements of all independent certificated public accountants for the Company (including, without limitation, the expense of any “comfort letters” required by or incident to such performance), (v) all out-of-pocket expenses of the Company (including without limitation, expenses incurred by the Company and the officers, directors, and employees of the Company performing legal or accounting duties or preparing or participating in “roadshow” presentations or of any public relations, investor relations or other consultants or advisors retained by the Company in connection with any roadshow, including travel and lodging expenses of such roadshows), (vi) fees and expenses incurred in connection with the quotation or listing of shares of Common Stock on any national securities exchange or other securities market, and (vii) reasonable fees and expenses of one firm of counsel for all selling Holders (which shall be chosen by the Holders of a majority of Registrable Securities to be included in such offering).

(b) Expenses Payable by the Holders. Each Holder shall pay all underwriting discounts and commissions or placement fees of underwriters or broker’s commissions incurred in connection with the sale or other disposition of Registrable Securities for or on behalf of such Holder’s account.

Section 5. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify, to the fullest extent permitted by law, each Holder, each Affiliate of a Holder and each director, officer, employee, manager, stockholder, partner, member, counsel, agent or representative of such Holder and its Affiliates and each Person who controls any such Person (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) (collectively, “Holder Indemnified Parties”) against, and hold it and them harmless from, all losses, claims, damages, liabilities, actions, proceedings, costs (including, without limitation, costs of preparation and attorneys’ fees and disbursements) and expenses, including expenses of investigation and amounts paid in settlement (collectively, “Losses”) arising out of, caused by or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (a “Misstatement/Omission”), or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, except that the Company shall not be liable insofar as such Misstatement/Omission or violation is made in reliance upon and in conformity with information furnished in writing to the Company by such Holder expressly for use therein; provided, further, that the Company shall not be liable for a Holder’s failure to deliver or cause to be delivered (to the extent such delivery is required under the Securities Act) the Prospectus contained in the Registration Statement, furnished to it by the Company on a timely basis at or prior to the time such action is required by the Securities Act to the Person claiming a Misstatement/Omission if such Misstatement/Omission was corrected in such Prospectus. In connection with an Underwritten Offering, the Company will indemnify such underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such underwriters (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders. This indemnity shall be in addition to any other indemnification arrangements to which the Company may otherwise be party.

(b) Indemnification by the Holders. In connection with any Registration Statement in which a Holder is participating, each such Holder agrees to indemnify, to the fullest extent permitted by law, the Company and each director and officer of the Company and each Person who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) against, and hold it harmless from, any Losses arising out of or based upon (i) any Misstatement/Omission contained in the Registration Statement, if and to the extent that such Misstatement/Omission was made in reliance upon and in conformity with information furnished in writing by such Holder for use therein, or (ii) the failure by such Holder to deliver or cause to be delivered (to the extent such delivery is required under the Securities Act) the Prospectus contained in the Registration Statement, furnished to it by the Company on a timely basis at or prior to the time such action is required by the Securities Act to the Person claiming a Misstatement/Omission if such Misstatement/Omission was corrected in such Prospectus. Notwithstanding the foregoing, the obligation to indemnify will be individual (several and not joint) to each Holder and will be limited to the net amount of proceeds (net of payment of all expenses) received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. In case any action, claim or proceeding shall be brought against any Person entitled to indemnification hereunder, such indemnified party shall promptly notify each indemnifying party in writing, and such indemnifying party shall assume the defense thereof, including the employment of one counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses incurred in connection with the defense thereof. The failure to so notify such indemnifying party shall relieve such indemnifying party of its indemnification obligations to such indemnified party to the extent that such failure to notify materially prejudiced such indemnifying party but not from any liability that it or they may have to the indemnified party for contribution or otherwise. Each indemnified party shall have the right to employ separate counsel in such action, claim or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of each indemnified party unless: (i) such indemnifying party has agreed to pay such expenses; (ii) such indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to such indemnified party; or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and such indemnifying party or an Affiliate or Controlling person of such indemnifying party, and such indemnified party shall have been advised in writing by counsel that either (x) there may be one or more legal defenses available to it which are different from or in addition to those available to such indemnifying party or such Affiliate or Controlling person or (y) a conflict of interest may exist if such counsel represents such indemnified party and such indemnifying party or its Affiliate or Controlling person; provided, however, that such indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel), which counsel shall be designated by such indemnified party or, in the event that such indemnified party is a Holder Indemnified Party, by the Holders of a majority of the Registrable Securities included in the subject Registration Statement.

No indemnifying party shall be liable for any settlement effected without its written consent (which consent may not be unreasonably delayed or withheld). Each indemnifying party agrees that it will not, without the indemnified party’s prior written consent, consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release, in form and substance reasonably satisfactory to the indemnified parties, of the indemnified parties from all liability and obligation arising therefrom. The indemnifying party’s liability to any such indemnified party hereunder shall not be extinguished solely because any other indemnified party is not entitled to indemnity hereunder.

(d) Survival. The indemnification provided for under this Agreement will (i) remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or Controlling Person of such indemnified party, (ii) survive the transfer of securities and (iii) survive the termination of this Agreement.

(e) Right to Contribution. If the indemnification provided for in this Section 5 is unavailable to, or insufficient to hold harmless, an indemnified party under Section 5(a) or Section 5(b) above in respect of any Losses referred to in such Sections, then each applicable indemnifying party shall have an obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Holder, on the other, in connection with the Misstatement/Omission or violation which resulted in such Losses, taking into account any other relevant equitable considerations. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 5(c) above, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation, lawsuit or legal or administrative action or proceeding.

The relative fault of the Company, on the one hand, and of the Holder, on the other, shall be determined by reference to, among other things, whether the relevant Misstatement/Omission or violation relates to information supplied by the Company or by the Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Misstatement/Omission or violation.

The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 5(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 5(e), a Holder shall not be required to contribute any amount in excess of the amount by which (i) the amount (net of payment of all expenses) at which the securities that were sold by such Holder and distributed to the public were offered to the public exceeds (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such Misstatement/Omission or violation.

No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 6. Rules 144 and 144A. The Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information) and will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.

Section 7. Covenants of Holders. Each of the Holders hereby agrees (a) to cooperate with the Company and to furnish to the Company all such information regarding such Holder, its ownership of Registrable Securities and the disposition of such securities in connection with the preparation of the Registration Statement and any filings with any state securities commissions as the Company may reasonably request, (b) to the extent required by the Securities Act, to deliver or cause delivery of the Prospectus contained in the Registration Statement, any amendment or supplement thereto, to any purchaser of the Registrable Securities covered by the Registration Statement from the Holder and (c) if requested by the Company, to notify the Company of any sale of Registrable Securities by such Holder.

Section 8. Miscellaneous.

(a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities that is inconsistent with, adversely effects or violates the rights granted to the Holders in this Agreement; it being understood that the granting of additional demand or piggyback registration rights with respect to capital stock of the Company shall not be deemed adverse to the rights granted to Holders hereunder so long as they do not (x) reduce, except as set forth in this Agreement, the amount of Registrable Securities that any Holder may include in any registration contemplated in this Agreement or (y) restrict or otherwise limit the exercise by any Holder of its rights hereunder.

(b) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance or injunctive relief that a remedy at law would be adequate. Accordingly, any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(c) Amendments and Waivers. This Agreement contains the entire understanding of the parties with respect to its subject matter and supersedes any and all prior agreements, and neither it nor any part of it may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement that specifically references this Agreement and the provisions to be so altered, amended, extended, waived, discharged or terminated is signed by each of the parties hereto and specifically states that it is intended to alter, amend, extend, waive, discharge or terminate this agreement or a provision hereof.

(d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Holders may assign all rights under this Agreement; provided, however, that no Holder may transfer or assign its rights hereunder unless such transferring Holder shall, prior to any such transfer, obtain from the transferee a joinder agreement in a form reasonably satisfactory to the Company and deliver a copy of such joinder agreement to the Company and the Holders. Only persons (other than the Stockholder party hereto) that execute a joinder agreement shall be deemed to be Holders. The Company shall be given written notice by the transferring Holder at the time of the transfer stating the name and address of the transferee and identifying the Registrable Securities transferred; provided, that, failure to give such notice shall not affect the validity of such transfer or assignment.

(e) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by Law.

(f) Counterparts. This Agreement may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but each of which when so executed shall be deemed to be an original and all such counterparts taken together shall constitute one and the same Agreement.

(g) Descriptive Headings: Interpretation. The descriptive headings of this Agreement are inserted for convenience of reference only and shall not limit or otherwise affect the meaning hereof. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(h) Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and shall be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

If to the Company:

Mammoth Energy Services, Inc.

4727 Gaillardia Parkway, Suite 200

Oklahoma City, OK 73142

Attention: Chief Financial Officer

Facsimile: (405) 242-4203

If to the Stockholder:

Rhino Exploration LLC

424 Lewis Hargett Circle, Suite 250

Lexington, KY 40503

Attention: General Counsel

Facsimile: (859) 389-6588

All notices, requests or other communications will be effective and deemed given only as follows: (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

(i) GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of any federal court located in the State of Delaware or any Delaware state court solely in respect of the interpretation and enforcement of the provisions of this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in the Section on notices above or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR

OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k) Limited Recourse. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Company and the Holders shall have any obligation hereunder and that no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Holders or the Company or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Holders or the Company or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Holders or the Company under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except for any transferee or assignee of the Holders hereunder.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have or have caused this Investor Rights Agreement to be duly executed as of the date first above written.

COMPANY: MAMMOTH ENERGY SERVICES, INC.

By:
Name:
Title:

STOCKHOLDER: RHINO EXPLORATION LLC

By:
Name:
Title:

Signature Page to Registration Rights Agreement